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SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER 2018

(1)
Includes reconciliation of consolidated net income to funds from operations.

2Q 2018 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS RECORD SECOND QUARTER 2018 RESULTS AND RAISES QUARTERLY DIVIDEND AND FULL YEAR 2018 GUIDANCE

INDIANAPOLIS, July 30, 2018 - Simon, a global leader in premier shopping, dining and entertainment destinations, today reported results for the quarter ended June 30, 2018.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $547.0 million, or $1.77 per diluted share, as compared to $382.0 million, or $1.23 per diluted share, in the prior year period. Results for the second quarter 2017 included a charge of $0.36 per diluted share related to the early redemption of certain senior notes of Simon Property Group, L.P.

•
Funds from Operations ("FFO") was $1.061 billion, or $2.98 per diluted share, as compared to $884.7 million, or $2.47 per diluted share, in the prior year period, a 20.6% increase. FFO in the second quarter 2017 includes the aforementioned charge related to the redemption of certain of our senior notes.

RESULTS FOR THE SIX MONTHS

•
Net income attributable to common stockholders was $1.168 billion, or $3.77 per diluted share, as compared to $859.7 million, or $2.75 per diluted share, in the prior year period. Results for the six months ended 2018 include net gains of $144.9 million, or $0.41 per diluted share, primarily related to disposition activity. Results for the six months ended 2017 include the $0.36 per diluted share charge on the extinguishment of debt.

•
FFO was $2.087 billion, or $5.85 per diluted share, as compared to $1.870 billion, or $5.20 per diluted share, in the prior year period, a 12.5% increase. FFO for the six months ended 2017 includes the aforementioned charge on the extinguishment of debt.

"This was an excellent quarter for our Company, with strong financial and operational performance and the successful opening of our fourth outlet center in Canada," said David Simon, Chairman and Chief Executive Officer. "Based upon our results to date and expectations for the remainder of 2018, today, we raised our quarterly dividend and are again increasing our full-year 2018 guidance."

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U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot for the trailing 12-months ended June 30, 2018 was $646, an increase of 4.6%.

•
Occupancy was 94.7% at June 30, 2018.

•
Base minimum rent per square foot was $53.84 at June 30, 2018, an increase of 3.3% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended June 30, 2018 was $7.32, an increase of 10.7%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the six months ended June 30, 2018 was 4.5%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the six months ended June 30, 2018 was 2.3%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $2.00 per share. This is an 11.1% increase year-over-year. The dividend will be payable on August 31, 2018 to shareholders of record on August 17, 2018.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on September 28, 2018 to shareholders of record on September 14, 2018.

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DEVELOPMENT ACTIVITY

On May 2, 2018, Premium Outlet Collection Edmonton International Airport (Edmonton, Alberta, Canada) opened with 424,000 square feet of high-quality, name brand stores. Simon owns a 50% interest in this center.

Construction continues on four new development projects including:

•
Denver Premium Outlets (Thornton, Colorado); scheduled to open in September 2018. Simon owns 100% of this project.

•
Queretaro Premium Outlets (Queretaro, Mexico); scheduled to open in December 2018. Simon owns a 50% interest in this project.

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in spring 2019. Simon owns a 46% interest in this project.

•
Cannock Designer Outlet (Cannock, United Kingdom); scheduled to open in spring 2020. Simon owns a 20% interest in this project.

Construction also continues on significant redevelopment and expansion projects at other properties including Town Center at Boca Raton, Toronto Premium Outlets and Southdale Center (Edina (Minneapolis), MN).

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at properties in the U.S., Canada, Europe and Asia.

During the second quarter, construction started on significant expansion projects at Vancouver Designer Outlet (Vancouver, British Columbia, Canada) and Ashford Designer Outlet (Kent, United Kingdom).

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FINANCING ACTIVITY

During the first six months of 2018, the Company closed on eight mortgage loans totaling approximately $2.4 billion, (U.S. dollar equivalent), of which Simon's share is approximately $850 million. The weighted average interest rate and weighted average term on these loans is 3.98% and 8.9 years, respectively.

As of June 30, 2018, Simon had more than $7.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

COMMON STOCK REPURCHASE PROGRAM

During the quarter ended June 30, 2018, the Company repurchased 514,659 shares of its common stock.

2018 GUIDANCE

The Company currently estimates net income to be within a range of $7.46 to $7.54 per diluted share for the year ending December 31, 2018 and that FFO will be within a range of $12.05 to $12.13 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2018

	LOW END	HIGH END
Estimated net income attributable to common stockholders per diluted share	$7.46	$7.54
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.41)	(0.41)

Estimated FFO per diluted share	$12.05	$12.13

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EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Monday, July 30, 2018. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 6, 2018. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 5187818.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our second quarter 2018 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

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EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
REVENUE:
Minimum rent	$857,106	$851,552	$1,717,277	$1,698,350
Overage rent	31,942	29,764	64,932	57,967
Tenant reimbursements	372,949	380,527	753,312	759,442
Management fees and other revenues	28,541	31,367	56,722	61,914
Other income	97,820	68,338	195,929	129,638

Total revenue	1,388,358	1,361,548	2,788,172	2,707,311

EXPENSES:
Property operating	102,951	107,371	216,400	211,419
Depreciation and amortization	320,198	322,396	637,134	633,228
Real estate taxes	111,449	113,415	225,635	220,073
Repairs and maintenance	22,191	21,700	49,875	47,301
Advertising and promotion	36,491	36,496	71,291	72,444
Provision for credit losses	3,299	2,659	8,931	7,870
Home and regional office costs	32,316	36,476	73,380	79,455
General and administrative	10,913	13,074	23,542	27,075
Other	10,875	21,812	42,377	45,627

Total operating expenses	650,683	675,399	1,348,565	1,344,492

OPERATING INCOME	737,675	686,149	1,439,607	1,362,819
Interest expense	(206,624)	(207,174)	(412,115)	(405,373)
Loss on extinguishment of debt	—	(128,618)	—	(128,618)
Income and other taxes	(10,137)	(5,990)	(16,357)	(2,470)
Income from unconsolidated entities	100,828	92,017	190,854	161,101
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	9,672	4,989	144,949	4,989

CONSOLIDATED NET INCOME	631,414	441,373	1,346,938	992,448
Net income attributable to noncontrolling interests	83,576	58,549	177,611	131,053
Preferred dividends	834	834	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$547,004	$381,990	$1,167,658	$859,726

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.77	$1.23	$3.77	$2.75

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	JUNE 30, 2018	DECEMBER 31, 2017
ASSETS:
Investment properties, at cost	$36,429,603	$36,393,464
Less — accumulated depreciation	12,354,966	11,935,949

	24,074,637	24,457,515
Cash and cash equivalents	714,247	1,482,309
Tenant receivables and accrued revenue, net	681,551	742,672
Investment in unconsolidated entities, at equity	2,302,833	2,266,483
Investment in Klépierre, at equity	1,772,155	1,934,676
Deferred costs and other assets	1,297,717	1,373,983

Total assets	$30,843,140	$32,257,638

LIABILITIES:
Mortgages and unsecured indebtedness	$23,505,002	$24,632,463
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,230,775	1,269,190
Cash distributions and losses in unconsolidated entities, at equity	1,531,136	1,406,378
Other liabilities	499,598	520,363

Total liabilities	26,766,511	27,828,394

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	198,001	190,480
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,912	43,077

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,324,839 and 320,322,774 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,657,810	9,614,748
Accumulated deficit	(4,833,826)	(4,782,173)
Accumulated other comprehensive loss	(115,285)	(110,453)
Common stock held in treasury, at cost, 11,115,156 and 9,163,920 shares, respectively	(1,380,619)	(1,079,063)

Total stockholders' equity	3,371,024	3,686,168
Noncontrolling interests	507,604	552,596

Total equity	3,878,628	4,238,764

Total liabilities and equity	$30,843,140	$32,257,638

2Q 2018 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
REVENUE:
Minimum rent	$483,976	$465,705	$959,931	$916,760
Overage rent	51,067	46,447	110,728	97,816
Tenant reimbursements	220,426	212,465	443,916	428,246
Other income	78,378	71,753	159,487	136,079

Total revenue	833,847	796,370	1,674,062	1,578,901
OPERATING EXPENSES:
Property operating	139,553	132,028	285,845	265,013
Depreciation and amortization	166,299	159,748	326,134	313,202
Real estate taxes	68,576	63,977	136,843	130,560
Repairs and maintenance	20,736	20,471	43,933	40,701
Advertising and promotion	20,884	21,836	45,108	44,034
Provision for credit losses	5,577	2,789	12,078	6,566
Other	49,885	45,030	99,617	88,384

Total operating expenses	471,510	445,879	949,558	888,460

OPERATING INCOME	362,337	350,491	724,504	690,441
Interest expense	(190,751)	(146,440)	(341,684)	(288,647)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	25,792	—	25,792	—

NET INCOME	$197,378	$204,051	$408,612	$401,794

Third-Party Investors' Share of Net Income	$96,240	$104,265	$202,424	$203,950

Our Share of Net Income	101,138	99,786	206,188	197,844
Amortization of Excess Investment (A)	(21,395)	(22,979)	(42,921)	(45,436)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	(9,672)	—	(9,672)	—

Income from Unconsolidated Entities (B)	$70,071	$76,807	$153,595	$152,408

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	JUNE 30, 2018	DECEMBER 31, 2017
Assets:
Investment properties, at cost	$18,580,295	$18,328,747
Less — accumulated depreciation	6,618,858	6,371,363

	11,961,437	11,957,384
Cash and cash equivalents	970,605	956,084
Tenant receivables and accrued revenue, net	386,980	403,125
Deferred costs and other assets	389,710	355,585

Total assets	$13,708,732	$13,672,178

Liabilities and Partners' Deficit:
Mortgages	$15,252,252	$14,784,310
Accounts payable, accrued expenses, intangibles, and deferred revenue	859,475	1,033,674
Other liabilities	386,151	365,857

Total liabilities	16,497,878	16,183,841
Preferred units	67,450	67,450
Partners' deficit	(2,856,596)	(2,579,113)

Total liabilities and partners' deficit	$13,708,732	$13,672,178

Our Share of:
Partners' deficit	$(1,240,838)	$(1,144,620)
Add: Excess Investment (A)	1,693,800	1,733,063

Our net Investment in unconsolidated entities, at equity	$452,962	$588,443

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
Consolidated Net Income (D)	$631,414	$441,373	$1,346,938	$992,448
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	317,364	318,585	631,370	626,273
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	137,279	135,476	272,204	266,694
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(9,672)	(4,989)	(144,949)	(4,989)
Unrealized change in fair value of equity instruments	(9,692)	—	(6,664)	—
Net (income) loss attributable to noncontrolling interest holders in properties	(279)	(74)	(186)	170
Noncontrolling interests portion of depreciation and amortization	(4,537)	(4,315)	(9,185)	(8,215)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)

FFO of the Operating Partnership (E)	$1,060,564	$884,743	$2,086,902	$1,869,755

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.77	$1.23	$3.77	$2.75
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.27	1.25	2.51	2.46
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.03)	(0.01)	(0.41)	(0.01)
Unrealized change in fair value of equity instruments	(0.03)	—	(0.02)	—

Diluted FFO per share (F)	$2.98	$2.47	$5.85	$5.20

Details for per share calculations:
FFO of the Operating Partnership (E)	$1,060,564	$884,743	$2,086,902	$1,869,755
Diluted FFO allocable to unitholders	(139,426)	(116,599)	(273,985)	(246,028)

Diluted FFO allocable to common stockholders (G)	$921,138	$768,144	$1,812,917	$1,623,727

Basic and Diluted weighted average shares outstanding	309,355	311,579	309,966	312,191
Weighted average limited partnership units outstanding	46,827	47,287	46,845	47,304

Basic and Diluted weighted average shares and units outstanding	356,182	358,866	356,811	359,495

Basic and Diluted FFO per Share (F)	$2.98	$2.47	$5.85	$5.20
Percent Change	20.6%		12.5%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale, disposal or property insurance recoveries of, or any impairment relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, equity instruments, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $1.4 million and $5.0 million for the three months ended June 30, 2018 and 2017, respectively, and $2.7 million and $7.7 million for the six months ended June 30, 2018 and 2017, respectively.

-
Straight-line adjustments increased income by $6.4 million and $5.1 million for the three months ended June 30, 2018 and 2017, respectively, and $15.0 million and $15.3 million for the six months ended June 30, 2018 and 2017, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.0 million and $1.5 million for the three months ended June 30, 2018 and 2017, respectively, and $2.4 million and $3.2 million for the six months ended June 30, 2018 and 2017, respectively.

(E)
Includes a loss on the extinguishment of debt of $128.6 million for the three and six months ended June 30, 2017.

(F)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.36 for the three and six months ended June 30, 2017.

(G)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $111.7 million for the three and six months ended June 30, 2017.

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OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2018, we owned or had an interest in 234 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at June 30, 2018, we had a 21.1% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of June 30, 2018 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

2Q 2018 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	284%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2018 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2018	2017	2018	2017
Financial Highlights
Total Revenue - Consolidated Properties	$1,388,358	$1,361,548	$2,788,172	$2,707,311
Consolidated Net Income	$631,414	$441,373	$1,346,938	$992,448
Net Income Attributable to Common Stockholders	$547,004	$381,990	$1,167,658	$859,726
Basic and Diluted Earnings per Common Share (EPS)	$1.77	$1.23	$3.77	$2.75
Funds from Operations (FFO) of the Operating Partnership	$1,060,564	$884,743	$2,086,902	$1,869,755
Basic and Diluted FFO per Share (FFOPS)	$2.98	$2.47	$5.85	$5.20
Dividends/Distributions per Share/Unit	$1.95	$1.75	$3.90	$3.50

Stockholders' Equity Information	AS OF JUNE 30, 2018	AS OF DECEMBER 31, 2017
Limited Partners' Units Outstanding at end of period	46,824	46,879
Common Shares Outstanding at end of period	309,218	311,167

Total Common Shares and Limited Partnership Units Outstanding at end of period	356,042	358,046

Weighted Average Limited Partnership Units Outstanding	46,845	47,260
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	309,966	311,517

Debt Information
Share of Consolidated Debt	$23,344,483	$24,465,117
Share of Joint Venture Debt	7,175,646	7,011,525

Share of Total Debt	$30,520,129	$31,476,642

Market Capitalization
Common Stock Price at end of period	$170.19	$171.74
Common Equity Capitalization, including Limited Partnership Units	$60,594,803	$61,490,902
Preferred Equity Capitalization, including Limited Partnership Preferred Units	82,208	82,527

Total Equity Market Capitalization	$60,677,011	$61,573,429

Total Market Capitalization - Including Share of Total Debt	$91,197,140	$93,050,071

Debt to Total Market Capitalization	33.5%	33.8%

2Q 2018 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2018

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets and distributions from other international investments.
(3)
Includes Lifestyle Centers.

2Q 2018 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		% GROWTH	FOR THE SIX MONTHS ENDED JUNE 30,		% GROWTH

	2018	2017		2018	2017
Comparable Property NOI (2)	$1,373,384	$1,343,124	2.3%	$2,722,332	$2,662,061	2.3%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	18,387	19,972		36,716	40,479
International Properties (4)	113,923	101,021		245,673	197,580
Our share of NOI from Investments (5)	78,962	67,201		139,019	108,947

Portfolio NOI	$1,584,656	$1,531,318	3.5%	$3,143,740	$3,009,067	4.5%
Corporate and Other NOI Sources (6)	80,815	54,667		122,658	99,570

Total NOI - See reconciliation on following page	$1,665,471	$1,585,985		$3,266,398	$3,108,637

Less: Joint Venture Partners' Share of NOI	279,336	269,148		554,510	530,315

Our Share of Total NOI	$1,386,135	$1,316,837		$2,711,888	$2,578,322

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI), International Designer Outlets and distributions from other international investments.
(5)
Includes our share of NOI of Klépierre, HBS, and other corporate investments.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of equity instruments, unrealized gains and losses on equity instruments, Simon management company operations, and other assets.

2Q 2018 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2018	2017	2018	2017
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$631,414	$441,373	$1,346,938	$992,448
Income and other tax expense	10,137	5,990	16,357	2,470
Interest expense	206,624	207,174	412,115	405,373
Income from unconsolidated entities	(100,828)	(92,017)	(190,854)	(161,101)
Loss on extinguishment of debt	–	128,618	–	128,618
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(9,672)	(4,989)	(144,949)	(4,989)

Operating Income	737,675	686,149	1,439,607	1,362,819
Depreciation and amortization	320,198	322,396	637,134	633,228

NOI of consolidated entities	$1,057,873	$1,008,545	$2,076,741	$1,996,047

Reconciliation of NOI of unconsolidated entities:
Net Income	$197,378	$204,051	$408,612	$401,794
Interest expense	190,751	146,440	341,684	288,647
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(25,792)	–	(25,792)	–

Operating Income	362,337	350,491	724,504	690,441
Depreciation and amortization	166,299	159,748	326,134	313,202

NOI of unconsolidated entities	$528,636	$510,239	$1,050,638	$1,003,643

Add: Our share of NOI from Klépierre, HBS and other corporate investments	78,962	67,201	139,019	108,947

Total NOI	$1,665,471	$1,585,985	$3,266,398	$3,108,637

2Q 2018 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED JUNE 30, 2018	SIX MONTHS ENDED JUNE 30, 2018
FFO of the Operating Partnership	$1,060,564	$2,086,902
Non-cash impacts to FFO(1)	10,943	19,719

FFO of the Operating Partnership excluding non-cash impacts	1,071,507	2,106,621
Tenant allowances	(56,185)	(93,341)
Operational capital expenditures	(27,346)	(60,924)

Funds available for distribution	$987,976	$1,952,356

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30, 2018	SIX MONTHS ENDED JUNE 30, 2018
Deductions:
Straight-line rent	$(6,418)	$(15,023)
Fair value of debt amortization	(4)	8
Fair market value of lease amortization	(993)	(2,366)
Additions:
Stock based compensation expense	7,490	16,742
Mortgage, financing fee and terminated swap amortization expense	10,868	20,358

	$10,943	$19,719

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 – 20 and in the Earnings Release for the latest period.

2Q 2018 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2018	2017	2018	2017
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$5,130	$5,373	$29,998	$8,754
Lease settlement income	4,946	15,215	31,635	23,136
Gains on land sales	741	5,034	2,015	7,744
Other (2)	87,003	42,716	132,281	90,004

Totals	$97,820	$68,338	$195,929	$129,638

Other Expense
Ground leases	$10,298	$10,424	$21,260	$20,406
Unrealized change in Fair Value of Equity Instruments (3)	(9,692)	—	(6,664)	—
Professional fees and other	10,269	11,388	27,781	25,221

Totals	$10,875	$21,812	$42,377	$45,627

Capitalized Interest	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2018	2017	2018	2017
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$4,683	$5,594	$9,256	$15,629
Our Share of Joint Venture Properties	$634	$667	$1,232	$1,228

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments and other miscellaneous income items.

(3)
Relates to period value fluctuations of Washington Prime Group ("WPG") equity and amounts not included in FFO.

2Q 2018 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF JUNE 30,

	2018	2017
Total Number of Properties	175	176
Total Square Footage of Properties (in millions)	151.5	152.2
Ending Occupancy (1):
Consolidated Assets	94.8%	95.3%
Unconsolidated Assets	94.6%	94.7%
Total Portfolio	94.7%	95.2%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$630	$602
Unconsolidated Assets	$694	$665
Total Portfolio	$646	$618
Base Minimum Rent PSF (3):
Consolidated Assets	$52.14	$50.52
Unconsolidated Assets	$58.37	$56.48
Total Portfolio	$53.84	$52.10

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
6/30/18	6,213,708	$75.55	$68.23	$7.32	10.7%
3/31/18	6,044,658	$75.77	$67.32	$8.45	12.6%
12/31/17	6,656,004	$72.68	$65.26	$7.42	11.4%
6/30/17	6,447,859	$71.25	$63.12	$8.13	12.9%
3/31/17	6,579,494	$72.11	$63.80	$8.31	13.0%
Occupancy Cost as a Percentage of Sales (5):
6/30/18	12.9%
3/31/18	13.0%
12/31/17	13.2%
6/30/17	13.0%
3/31/17	13.0%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces, including spaces greater than 10,000 square feet except for mall anchors, mall majors, mall freestanding and mall outlots. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

2Q 2018 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF JUNE 30,

	2018	2017
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	21.1
Ending Occupancy(1)	98.3%	97.7%
Total Sales PSF(2)	$604	$581
Base Minimum Rent PSF(3)	$31.53	$30.56
Leasing Spread PSF(4)	$8.63	$13.49
Leasing Spread (Percentage Change)(4)	14.5%	24.9%

International Properties
Premium Outlets
Total Number of Properties	19	18
Total Square Footage of Properties (in millions)	7.1	6.6
Designer Outlets
Total Number of Properties	9	9
Total Square Footage of Properties (in millions)	2.2	2.2
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.5%	99.7%
Total Sales PSF	¥ 106,641	¥ 102,308
Base Minimum Rent PSF	¥ 5,095	¥ 5,054
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

2Q 2018 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 6/30/18	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	824	3,099,547	$50.95	2.9%
2018 (7/1 - 12/31)	616	1,695,397	$58.75	1.8%
2019	2,637	9,480,434	$50.20	8.5%
2020	2,121	7,352,608	$50.90	6.8%
2021	1,989	7,732,601	$50.38	7.1%
2022	1,913	7,419,654	$50.82	6.9%
2023	2,103	8,101,027	$55.80	8.2%
2024	1,546	6,021,468	$59.99	6.6%
2025	1,416	5,348,626	$64.68	6.3%
2026	1,293	4,603,416	$62.03	5.2%
2027	1,041	3,853,211	$62.22	4.3%
2028	535	2,500,758	$55.24	2.5%
2029 and Thereafter	392	2,183,182	$45.54	1.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,325	3,412,823	$19.65	1.3%

Anchors
2018 (7/1 - 12/31)	6	891,016	$8.52	0.1%
2019	14	1,486,975	$3.70	0.1%
2020	26	3,021,350	$4.90	0.3%
2021	12	1,422,205	$4.72	0.1%
2022	15	2,219,546	$6.22	0.2%
2023	20	2,738,767	$6.34	0.3%
2024	15	1,028,890	$11.25	0.2%
2025	12	1,219,739	$8.37	0.2%
2026	6	734,321	$4.60	0.1%
2027	7	1,063,832	$4.39	0.1%
2028	9	857,119	$7.43	0.1%
2029 and Thereafter	15	1,910,580	$6.29	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2017 consolidated and joint venture combined base rental revenue.

2Q 2018 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	360	3,684	2.0%	3.4%
L Brands, Inc.	311	1,899	1.0%	2.1%
Ascena Retail Group Inc	448	2,499	1.4%	1.9%
Signet Jewelers, Ltd.	393	576	0.3%	1.6%
PVH Corporation	237	1,446	0.8%	1.5%
Tapestry, Inc.	227	909	0.5%	1.3%
Forever 21, Inc.	83	1,339	0.7%	1.3%
Foot Locker, Inc.	237	1,069	0.6%	1.3%
Abercrombie & Fitch Co.	155	1,104	0.6%	1.2%
Luxottica Group SPA	384	695	0.4%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	117	22,450	12.4%	0.4%
J.C. Penney Co., Inc.	66	10,589	5.8%	0.3%
Sears Holdings Corporation (2)	59	9,545	5.3%	0.3%
Dillard's, Inc.	37	6,665	3.7%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	16	2,128	1.2%	0.1%
Dick's Sporting Goods, Inc.	30	2,070	1.1%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	5	751	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 5 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

2Q 2018 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$43,191	$100,597	$48,171
Redevelopment projects with incremental square footage and/or anchor replacement	118,793	102,059	49,727
Redevelopment projects with no incremental square footage (1)	62,826	18,957	8,165

Subtotal new development and redevelopment projects	224,810	221,613	106,063
Tenant allowances	79,811	28,016	13,530
Operational capital expenditures at properties:
CAM expenditures (2)	34,238	29,288	13,655
Non-CAM expenditures	10,064	7,220	2,967

Totals	$348,923	$286,137	$136,215

Conversion from accrual to cash basis	(14,249)	69,751	33,204

Capital Expenditures for the Six Months Ended 6/30/18 (3)	$334,674	$355,888	$169,419

Capital Expenditures for the Six Months Ended 6/30/17 (3)	$318,948	$551,909	$254,599

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Expenditures included in the pool of charges allocated to tenants as CAM.
(3)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2018 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of June 30, 2018
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$457	$452	$394	7%	$199	$167

Premium Outlets
New Developments	$522	$445	$234	8%	$192	$135
Redevelopments	$336	$320	$155	10%	$104	$51
The Mills
Redevelopments	$35	$28	$24	11%	$16	$15
Totals	$1,350	$1,245	$807	8%	$511	$368

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

2Q 2018 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY
As of June 30, 2018

(1)
Includes hotel, residential, office and other
(2)
Includes international Premium Outlets and international Designer Outlets

2Q 2018 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT(1)
As of June 30, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
West Town Mall - Knoxville, TN	Redevelopment	7/18	50%
College Mall - Bloomington, IN	Redevelopment including the addition of Ulta and small shops (opened 10/17) and Fresh Thyme (8/18)	8/18	100%
Phipps Plaza - Atlanta, GA	Relocation of Frontgate (opened 10/17) and addition of Public Kitchen (opened 3/18) and Grand Lux Café (8/18)	8/18	100%
Southdale Center - Edina (Minneapolis), MN	146 room Homewood Suites	9/18	50%
Town Center at Boca Raton - Boca Raton (Miami), FL	Redevelopment	11/18	100%
Auburn Mall - Auburn, MA	Redevelopment of the former Macy's Home Store building	2/19	56%
King of Prussia - King of Prussia (Philadelphia), PA	Redevelopment	6/19	100%
Roosevelt Field - Garden City (New York), NY	163 room Residence Inn by Marriott	7/19	50%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment	12/19	100%
Southdale Center - Edina (Minneapolis), MN	Redevelopment of the former JCPenney building with Life Time Athletic and Life Time Sport/Work	12/19	100%
Other Properties	Redevelopment projects at various properties

Premium Outlets - New Developments
Denver Premium Outlets - Thornton (Denver), CO	328,000 SF upscale Premium Outlet Center	9/18	100%
Queretaro Premium Outlets - Queretaro, Mexico	294,000 SF upscale Premium Outlet Center	12/18	50%

Designer Outlet - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	3/19	46%
Cannock Designer Outlet - Cannock, U.K.	197,000 SF upscale Designer Outler Center	5/20	20%

2Q 2018 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT(1)
As of June 30, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - Expansions
Shisui Premium Outlets - Shisui, Japan	68,000 SF Phase III expansion	10/18	40%
Desert Hills Premium Outlets - Cabazon (Palm Springs), CA	Redevelopment and addition of specialty stores	11/18	100%
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (opened 11/17)	11/18	50%
Johor Premium Outlets - Johor, Malaysia	45,000 SF Phase III expansion	12/18	50%

Designer Outlet - Expansions
Vancouver Designer Outlet - Vancouver (British Columbia), Canada	84,000 SF Phase II expansion	5/19	46%
Ashford Designer Outlet - Kent, United Kingdom	98,000 SF Phase II expansion	10/19	46%

The Mills - Redevelopments
Gurnee Mills - Gurnee (Chicago), IL	Redevelopment (7/18) including the addition of Dick's Sporting Goods (opened 5/18)	7/18	100%
Katy Mills - Katy (Houston), TX	Redevelopment	12/18	63%
(1)
Represent projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.

2Q 2018 SUPPLEMENTAL	30

U.S. TENANT OPENINGS OF NOTE

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Six Months of 2018
Allen Premium Outlets - Allen (Dallas), TX	Premium Outlets	H&M	Last Call Neiman Marcus
Cape Cod Mall - Hyannis, MA	Mall	Ten Pin Eatery	N/A
Del Amo Fashion Center - Torrance (Los Angeles), CA	Mall	Dave & Buster's	N/A
		Marshalls	N/A
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
		Nobu	Saks Fifth Avenue (1)
Gurnee Mills - Gurnee (Chicago), IL	Mills	Dick's Sporting Goods	Sports Authority
Lehigh Valley Mall - Whitehall, PA	Mall	Bob's Discount Furniture	H.H. Gregg
Ontario Mills - Ontario (Riverside), CA	Mills	Aki-Home	Sports Authority
Phipps Plaza - Atlanta, GA	Mall	The Public Kitchen & Bar	N/A
Premium Outlets Montréal - Montréal (Quebec), Canada	Premium Outlets	H&M	N/A
Prien Lake Mall - Lake Charles, LA	Mall	T.J. Maxx/HomeGoods	JCPenney (2)
Shops at Clearfork, The - Fort Worth, TX	Mall	AMC Theatres	N/A
		Pinstripes	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Dick's Sporting Goods	Sears
		Lucky's Market	Sears
		PetSmart	Sears

Openings Projected for the Remainder of 2018
Arundel Mills - Hanover (Baltimore), MD	Mills	Aldi	H.H. Gregg
College Mall - Bloomington, IN	Mall	Fresh Thyme	Sears
Del Amo Fashion Center - Torrance (Los Angeles), CA	Mall	EMC Seafood	N/A
Falls, The - Miami, FL	Mall	Shake Shack	N/A
Fashion Valley - San Diego, CA	Mall	North Italia	N/A
Galleria, The - Houston, TX	Mall	Blanco Tacos + Tequila	Saks Fifth Avenue (1)
		Spice Route	Saks Fifth Avenue (1)
Gulfport Premium Outlets - Gulfport, MS	Premium Outlets	H&M	Gap (1)
Gurnee Mills - Gurnee (Chicago), IL	Mills	The RoomPlace	T.J. Maxx
Ingram Park Mall - San Antonio, TX	Mall	Outback Steakhouse	N/A
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Eddie V's Prime Seafood	N/A
Lehigh Valley Mall - Whitehall, PA	Mall	Apple (1)	J. Crew/Ann Taylor
Orland Square - Orland Park (Chicago), IL	Mall	Apple (1)	Forever 21 (1)
Penn Square Mall - Oklahoma City, OK	Mall	The Container Store	N/A
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
		Grand Lux Café	N/A

2Q 2018 SUPPLEMENTAL	31

U.S. TENANT OPENINGS OF NOTE

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Pier Park - Panama City Beach, FL	Lifestyle Center	SkyWheel	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Caribbean Cinemas	Sports Authority
Rio Grande Valley Premium Outlets - Mercedes (McAllen), TX	Premium Outlets	H&M	VF Factory Outlet/Shoe Palace
Roosevelt Field - Garden City (New York), NY	Mall	Small Batch	Houston's
San Francisco Premium Outlets - Livermore (San Francisco), CA	Premium Outlets	H&M	Last Call Neiman Marcus
Shops at Riverside, The - Hackensack (New York), NJ	Mall	Barnes & Noble (1)	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	Texas de Brazil	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Shake Shack	N/A
Southridge Mall - Greendale (Milwaukee), WI	Mall	Dick's Sporting Goods	Sears
		Round 1	Sears
Stanford Shopping Center - Palo Alto (San Jose), CA	Mall	Jeffrey	Ralph Lauren
Waterloo Premium Outlets - Waterloo, NY	Premium Outlets	H&M	Eddie Bauer
West Town - Knoxville, TN	Mall	Cinebarre Theatre	Regal Cinema

Openings Projected for 2019 and Beyond
Brea Mall - Brea (Los Angeles), CA	Mall	Life Time Athletic	Sears
Cape Cod Mall - Hyannis, MA	Mall	Target	Sears
Falls, The - Miami, FL	Mall	Bulla Gastrobar	N/A
Forum Shops at Caesars, The - Las Vegas, NV	Mall	True Food Kitchen	N/A
		The Slanted Door	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Peppa Pig World of Play	Gala Formal
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Seasons 52	N/A
Midland Park Mall - Midland, TX	Mall	Dillards (1)	Sears
Northshore Mall - Peabody (Boston), MA	Mall	Life Time Athletic	Sears
Orland Square - Orland Park (Chicago), IL	Mall	AMC Theatre	Sears
Orlando International Premium Outlets - Orlando, FL	Premium Outlets	H&M	Skechers (1)/Payless/Forever 21 (1)
Phipps Plaza - Atlanta, GA	Mall	Life Time Athletic	Belk
Pier Park - Panama City Beach, FL	Lifestyle Center	I Love Sugar	N/A
		Paula Deen's Family Kitchen	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Primark	JCPenney Outlet
		Seasons 52	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Life Time Athletic & Sport/Work	JCPenney
		Restoration Hardware	N/A
Summit Mall - Akron, OH	Mall	Arhaus	N/A
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Shake Shack	N/A
(1)
Tenant has an existing store at this center but will relocate or has relocated to a new location.
(2)
Tenant to remain in a portion of its existing space.

2Q 2018 SUPPLEMENTAL	32

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings in 2016
Phipps Plaza - Atlanta, GA *	Hotel	166 room AC Hotel by Marriott

Openings in 2017
Phipps Plaza - Atlanta, GA *	Residential	319 residential units
The Shops at Clearfork - Fort Worth, TX *	Office	130,000 SF of Class A office space
Houston Premium Outlets - Cypress (Houston), TX	Hotel	95 room Holiday Inn Express
Coconut Point - Estero, FL	Hotel	114 room Town Place Suites
Woodland Hills Mall - Tulsa, OK	Hotel	110 room Holiday Inn Express

Openings in 2018
Arundel Mills - Hanover (Baltimore), MD	Hotel	310 room Live! Hotel with 1,500 seat concert venue
Southdale Center - Edina (Minneapolis), MN *	Hotel	146 room Homewood Suites

Openings Projected for 2019 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Auburn Mall - Auburn, MA *	Office	Reliant Medical - 88,000 SF
Colorado Mills - Lakewood (Denver), CO	Hotel	127 room SpringHill Suites
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn
Roosevelt Field - Garden City (New York), NY *	Hotel	163 room Residence Inn by Marriott
Round Rock Premium Outlets - Round Rock (Austin), TX	Hotel	170 room Embassy Suites
Round Rock Premium Outlets - Round Rock (Austin), TX *	Residential	460 residential units
Phipps Plaza - Atlanta, GA *	Hotel	150 room Nobu Hotel
	Office	340,000 SF of Class A office space
Sawgrass Mills - Sunrise (Miami), FL *	Hotel	170 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office space
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott

*
Projects in which Simon has an ownership interest.

2Q 2018 SUPPLEMENTAL	33

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2017 through June 30, 2018

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2017	311,166,854	46,879,625
Activity During the First Three Months of 2018:
Exchange of Limited Partnership Units for Common Stock	6,000	(6,000)
Redemption of Limited Partnership Units for Cash	–	(43,781)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(1,608)	–
Restricted Stock Awards (3)	236	–
Repurchase of Simon Property Group Common Stock in open market	(1,473,588)	–

Number Outstanding at March 31, 2018	309,697,894	46,829,844

Second Quarter Activity:
Redemption of Limited Partnership Units for Cash	–	(5,438)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(17,072)	–
Restricted Stock Awards (3)	51,520	–
Repurchase of Simon Property Group Common Stock in open market	(514,659)	–

Number Outstanding at June 30, 2018	309,217,683	46,824,406

Number of Limited Partnership Units and Common Shares at June 30, 2018	356,042,089

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2018
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2018 was $71.11 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2018 SUPPLEMENTAL	34

CREDIT PROFILE
(As of June 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
29.0%
29.3%
31.6%
33.8%
33.5%
2014
2015
2016
2017
6/30/18

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.4%
13.3%
14.0%
14.8%
14.9%
2014
2015
2016
2017
6/30/18

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
3.8
4.5
5.0
5.0
5.0
2014[1][2]
2015[3]
2016[4]
2017[4]
TTM 6/30/18

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.4
5.6
5.6
5.5
5.4
2014[1]
2015
2016
2017
TTM 6/30/18

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
58%
61%
62%
64%
64%
2014[1][2]
2015[3]
2016[4]
2017[4]
TTM 6/30/18

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
4.39%
3.91%
3.53%
3.40%
3.48%
6.1
5.9
7.0
6.6
6.5
Interest Rate
Years to Maturity
2014
2015
2016
2017
6/30/18

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

2Q 2018 SUPPLEMENTAL	35

SUMMARY OF INDEBTEDNESS
As of June 30, 2018
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,700,426	$5,590,731	4.01%	5.9
Variable Rate Debt	882,421	830,770	2.77%	3.4

Total Mortgage Debt	6,582,847	6,421,501	3.85%	5.6
Unsecured Debt
Fixed Rate	15,686,720	15,686,720	3.22%	7.7
Revolving Credit Facility - USD Currency	125,000	125,000	2.87%	4.0
Revolving Credit Facility - Yen Currency	201,140	201,140	0.78%	4.0

Total Revolving Credit Facilities	326,140	326,140	1.58%	4.0
Global Commercial Paper - USD	981,500	981,500	2.02%	0.1

Total Unsecured Debt	16,994,360	16,994,360	3.12%	7.2
Premium	14,345	14,345
Discount	(48,152)	(48,152)
Debt Issuance Costs	(106,818)	(105,991)
Other Debt Obligations	68,420	68,420

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,505,002	$23,344,483	3.32%	6.8

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,651,767	$6,516,510	4.07%	5.9
Floating Rate Debt (Hedged) (1)	65,500	9,602	4.84%	6.4
Variable Rate Debt	1,157,260	508,846	3.20%	3.3
TMLP Debt (2)	424,029	162,713	–	–

Total Mortgage Debt	15,298,556	7,197,671	4.00%	5.8
Premium	2,503	1,250
Discount	–	–
Debt Issuance Costs	(48,807)	(23,275)

Joint Venture Mortgages and Other Indebtedness (1)	$15,252,252	$7,175,646	4.00%	5.8

Our Share of Total Indebtedness		$30,520,129	3.48%	6.5

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.9%	$22,146,492	3.36%	6.9
Variable	4.8%	1,129,571	2.43%	3.6
Other Debt Obligations	0.3%	68,420

	100.0%	23,344,483	3.32%	6.8
Joint Venture
Fixed	92.8%	$6,661,719	4.07%	5.9
Variable	7.2%	513,927	3.20%	3.3

	100.0%	7,175,646	4.00%	5.8

Total Debt		$30,520,129

Total Fixed Debt	94.4%	$28,808,211	3.52%	6.7

Total Variable Debt	5.4%	$1,643,498	2.67%	3.5

Total Other Debt Obligations	0.2%	$68,420

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

2Q 2018 SUPPLEMENTAL	36

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of June 30, 2018
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2018	$981,500	2.02%	$95,755	6.15%	$39,868	0.42%	$1,117,123	2.29%
2019	600,000	2.20%	56,633	–	268,081	3.06%	924,714	2.26%
2020	1,376,270	2.42%	720,243	3.98%	490,951	4.92%	2,587,464	3.27%
2021	2,150,000	3.60%	974,859	3.60%	1,065,069	4.43%	4,189,928	3.81%
2022	2,952,410	2.24%	836,830	3.45%	931,050	3.95%	4,720,290	2.81%
2023	1,100,000	2.75%	753,974	3.90%	519,124	3.27%	2,373,098	3.24%
2024	1,500,000	3.53%	156,089	3.35%	1,147,853	4.16%	2,803,942	3.78%
2025	1,184,180	2.39%	572,711	4.31%	768,649	3.60%	2,525,540	3.20%
2026	1,550,000	3.28%	2,061,712	3.89%	848,502	3.76%	4,460,214	3.66%
2027	1,500,000	3.38%	146,280	4.00%	377,994	3.76%	2,024,274	3.49%
2028	–	–	46,415	3.85%	725,543	4.11%	771,958	4.09%
Thereafter	2,100,000	5.10%	–	–	14,987	4.46%	2,114,987	5.09%

Face Amounts of Indebtedness	$16,994,360	3.12%	$6,421,501	3.85%	$7,197,671	4.00%	$30,613,532	3.48%
Premiums (Discounts) on Indebtedness, Net	(48,152)		14,345		1,250		(32,557)
Debt Issuance Costs	(83,905)		(22,086)		(23,275)		(129,266)
Other Debt Obligations	68,420		–		–		68,420

Our Share of Total Indebtedness	$16,930,723		$6,413,760		$7,175,646		$30,520,129

2Q 2018 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		472,802	(2)
2.	Auburn Mall	MA	Auburn	56.4%		583,739	09/01/20	6.02%	Fixed	37,417	21,092
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,258,436	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,663	02/06/23	3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,430,265	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,201,176	09/01/22	3.95%	Fixed	118,673	118,673
7.	Bay Park Square	WI	Green Bay	100.0%		725,863	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,561	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		977,861	09/01/26	3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		626,927	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,312,976	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		726,809	03/06/21	5.75%	Fixed	89,508	50,456
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,856	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,359	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,436	10/01/26	3.95%	Fixed	190,000	95,000
17.	College Mall	IN	Bloomington	100.0%		578,256	(2)
18.	Columbia Center	WA	Kennewick	100.0%		795,185	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,259,167	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,141	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,794	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,995	06/06/22	4.46%	Fixed	88,655	69,315
23.	Dadeland Mall	FL	Miami	50.0%		1,496,929	12/05/21	4.50%	Fixed	414,604	207,302
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,511,066	06/01/27	3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,233,373	08/01/21	5.44%	Fixed	186,646	186,646
26.	Dover Mall	DE	Dover	68.1%		928,295	08/06/21	5.57%	Fixed	84,508	57,542
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,296	08/11/22	4.71%	Fixed	103,781	58,502
28.	Empire Mall	SD	Sioux Falls	100.0%		1,124,247	12/01/25	4.31%	Fixed	190,000	190,000
29.	Falls, The	FL	Miami	50.0%		836,401	09/01/26	3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,510	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		715,974	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,720,683	01/04/21	4.30%	Fixed	436,436	218,218
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,553	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,718,110	09/05/20	5.25%	Fixed	325,761	162,881
35.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		663,796	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,344	03/01/25	3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,826	(2)

2Q 2018 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Haywood Mall	SC	Greenville	100.0%		1,237,266	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,111,194	06/01/21		5.38%	Fixed	129,411	129,411
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,656,465	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,259,359	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,539	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,181,120	11/01/27		4.06%	Fixed	198,028	99,014
44.	Lenox Square	GA	Atlanta	100.0%		1,559,674	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		977,949	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,159	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,122,999	05/01/23		3.56%	Fixed	120,099	60,049
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,186	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		794,098	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,480	(2)
51.	Meadowood Mall	NV	Reno	50.0%		901,357	11/06/21		5.82%	Fixed	113,437	56,719
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,333,913	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,201	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		635,788	09/06/22		4.35%	Fixed	76,323	76,323
55.	Miller Hill Mall	MN	Duluth	100.0%		831,562	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,216	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,186	(2)
58.	Northgate Mall	WA	Seattle	100.0%		1,045,518	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,595,515	07/05/23		3.30%	Fixed	246,337	138,861
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,525	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,576	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,338,051	12/07/20		4.77%	Fixed	61,812	52,874
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,064,988	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,632	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		825,689	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,577	07/27/21		3.19%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		842,640	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,469	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,396	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,378,094	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,652	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,034	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,067	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,009	03/18/21	(8)	3.84%	Variable	167,977	75,590
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,305	07/01/26		3.74%	Fixed	550,000	275,000

2Q 2018 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,250,211	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		667,373	02/01/23		3.37%	Fixed	130,000	130,000
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,225	05/29/20	(8)	3.29%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,468	11/01/22		4.01%	Fixed	98,506	55,528
81.	South Hills Village	PA	Pittsburgh	100.0%		1,128,707	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,277	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,050,318	04/01/23		3.84%	Fixed	146,030	146,030
84.	SouthPark	NC	Charlotte	100.0%		1,678,560	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,961	06/06/23		3.85%	Fixed	118,180	118,180
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		609,960	10/06/25		4.45%	Fixed	62,188	31,094
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,279	01/06/22		5.47%	Fixed	90,453	50,989
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,987	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,392,308	09/11/24		3.82%	Fixed	350,000	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,343,254	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,300,381	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		776,580	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,319,607	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		862,303	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,618	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,978	05/01/22		4.76%	Fixed	187,064	187,064
97.	Towne East Square	KS	Wichita	100.0%		1,145,680	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,214	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,724	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,775	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,338,871	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		809,393	05/05/20		6.00%	Fixed	328,540	131,417
104.	White Oaks Mall	IL	Springfield	80.7%		926,465	06/01/23	(8)	4.84%	Variable	50,000	40,339
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,615	11/01/26		4.15%	Fixed	160,595	151,756
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,649	03/05/24		4.50%	Fixed	416,380	208,191
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,709	(2)

	Total Mall Square Footage					121,332,510

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,061	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,905	04/01/22		4.81%	Fixed	79,919	39,959
3.	Pier Park	FL	Panama City Beach	65.6%		903,611	(2)
4.	University Park Village	TX	Fort Worth	100.0%		163,418	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,969,995

2Q 2018 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,768	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,711	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	606,452	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,523	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,367	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,822	12/01/22		3.36%	Fixed	44,746	44,746
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,709	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,562	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,737	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,125	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,101	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,263	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,979	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,906	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,548	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,204	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,688	03/01/23	(8)	3.59%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,343	04/01/23		3.66%	Fixed	115,176	115,176
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,769	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,033	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,209	02/06/26		4.26%	Fixed	76,574	76,574
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,072	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,692	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,411	(2)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,174	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,107	(2)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,114	(2)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,411	(2)
31.	Lee Premium Outlets	MA	Lee	100.0%	224,846	06/01/26	(15)	4.17%	Fixed	52,178	52,178
32.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,225	(2)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,782	(2)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,902	07/01/23		3.78%	Fixed	123,026	123,026
35.	Napa Premium Outlets	CA	Napa	100.0%	179,216	(2)
36.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,101	(2)
37.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
38.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,745	(2)
39.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,582	(2)

2Q 2018 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,905	(2)
41.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,704	(2)
42.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,153	(2)
43.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,500	(2)
44.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,430	09/01/26	(17)	3.33%	Fixed	35,733	35,733
45.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,613	09/01/27		4.00%	Fixed	145,000	145,000
46.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,047	07/26/21		3.19%	Variable	160,000	160,000
47.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,594	09/01/26	(17)	3.33%	Fixed	62,775	62,775
48.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,928	(2)
49.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,698	(2)
50.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,882	(2)
51.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,004	(2)
52.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,831	(2)
53.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
54.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,703	(2)
55.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,486	10/06/24		4.06%	Fixed	95,000	57,000
56.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
57.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,249	11/28/21	(8)	3.74%	Variable	85,000	42,500
58.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	3.74%	Variable	80,000	40,000
59.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	109,400	109,400
60.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,930	11/06/24		4.32%	Fixed	115,000	40,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,262	(2)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,289	(2)
64.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,695	(2)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,450	02/06/26		4.23%	Fixed	185,000	185,000
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,821	(2)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	899,106	(2)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,186	(2)

	Total U.S. Premium Outlet Square Footage				30,134,776

2Q 2018 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,907	07/01/20		5.76%	Fixed	154,539	154,539
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,664,305	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,341	11/01/24		4.28%	Fixed	134,714	50,518
							07/01/21		5.04%	Fixed	26,317	9,869
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,362,404	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,623	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,036	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,902	10/01/26		3.99%	Fixed	267,054	267,054
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,854	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,000	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,477	03/05/22		4.25%	Fixed	308,660	154,330
11.	Opry Mills	TN	Nashville	100.0%		1,168,641	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		866,972	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,409	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,274,297	(2)

	Total The Mills Square Footage					21,123,168

	Other Properties
	Bangor Mall, Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			667,183	324,100

	Total Other Properties Square Footage					7,215,932

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					181,776,381

2Q 2018 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	107,489	96,740

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton, Canada		50.0%	424,000	11/10/21	(8)(23)	2.97%	Variable	83,483	41,749
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	366,500	06/01/24	(23)	3.10%	Fixed	91,358	45,679
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	360,400	06/01/22	(23)	3.13%	Fixed	129,424	64,712
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/21	(8)(14)	3.22%	Variable	83,821	37,719

	Subtotal Canada Square Footage				1,392,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(20)	2.50%	Variable	96,725	87,053

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	47,295	33,343

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.50%	Variable	153,391	138,052
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	06/30/20	(20)	1.68%	Variable	128,518	115,666

	Subtotal Italy Square Footage				612,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.74%	Fixed	52,065	20,826
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	(2)
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(25)	0.35%	Variable	30,029	12,012
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.33%	Variable	9,034	3,614
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(25)	0.31%	Fixed	41,104	16,442
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.42%	Variable	1,717	687
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/23	(25)	0.38%	Variable	25,296	10,118
						05/29/22	(25)	0.38%	Fixed	45,170	18,068
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.92%	Variable	5,621	2,249
						11/30/19	(25)	0.38%	Fixed	27,102	10,841
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.41%	Variable	14,725	5,890

	Subtotal Japan Square Footage				3,233,000

2Q 2018 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/22	(26)	3.40%	Fixed	101,841	50,920
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	03/27/20	(26)	3.69%	Fixed	64,066	32,033
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	134,593	67,296
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	05/23/21	(26)	3.78%	Fixed	75,465	37,732

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		278,000	02/14/24	(27)	5.27%	Variable	28,137	14,068
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		264,400	11/01/19	(27)	5.02%	Variable	3,122	1,561

	Subtotal Malaysia Square Footage					542,400
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
26.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.88%	Fixed	268,722	241,850
							12/07/20	(20)	1.40%	Variable	54,913	28,143
27.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(20)	1.85%	Variable	68,787	64,660

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
28.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	2.62%	Variable	84,924	38,215

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					9,219,400

	TOTAL SQUARE FOOTAGE					190,995,781

	Other Secured Indebtedness:							(13)			240,123	120,061

	TOTAL SECURED INDEBTEDNESS											$13,619,172	(6)

	Our Share of Consolidated Mortgage Debt											$6,421,501

	Our Share of Joint Venture Mortgage Debt											$7,197,671

2Q 2018 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	08/20/18	(12)	2.02%	Fixed	981,500
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	876,270
Simon Property Group, LP (Sr. Notes)	03/01/21	(30)	3.87%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - Yen Currency	06/30/22	(8)(19)(31)	0.78%	Variable	201,140
Revolving Credit Facility - USD Currency	06/30/22	(8)	2.87%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	876,270
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	584,180
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,994,360	(18)

2Q 2018 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of June 30, 2018

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2018: 1M LIBOR at 2.09%; 1M EUR LIBOR at -.39%; 1M EURIBOR at -.37%; 3M EURIBOR at -.32%; 6M EURIBOR at -.27%; 3m GBP LIBOR at 0.67%; 1M YEN TIBOR at 0.05%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at –0.07%; 1M CDOR at 1.67%; Cost of Funds rate at 3.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 64.3 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $201.0 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at June 30, 2018.
(13)
Consists of six loans with interest rates ranging from 2.87% to 4.46% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 110.1 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD equivalent; Euro equivalent is 792.4 million.
(21)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 399.7 million.
(24)
Includes office space of 2,086,820 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 130,635 sq. ft.	Oxford Valley Mall - 137,223 sq. ft.
Copley Place - 893,670 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 37,523 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
Firewheel Town Center - 72,421 sq. ft.	The Shops at Clearfork - 143,275 sq. ft.
Menlo Park Mall - 74,440 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 27.9 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 419.0 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 126.0 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.
(29)
Does not include Klépierre.
(30)
Through a cross currency swap agreement, $150.0 million was swapped to Euro-equivalent 121.6 million at 1.37%, resulting in an interest rate essentially fixed at the all-in rate presented.
(31)
All outstanding borrowings were repaid on July 10, 2018.

2Q 2018 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

2Q 2018 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30, 2018		FOR THE THREE MONTHS ENDED JUNE 30, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(7,552)	$228,990	$(7,340)	$222,110
Overage rent	(16)	22,306	(25)	20,038
Tenant reimbursements	(3,217)	104,567	(3,152)	102,099
Management fees and other revenues	–	–	–	–
Other income	(427)	38,167	(311)	34,604

Total revenue	(11,212)	394,030	(10,828)	378,851

EXPENSES:
Property operating	(1,862)	61,819	(1,754)	59,487
Depreciation and amortization	(3,904)	100,504	(3,793)	100,266
Real estate taxes	(577)	32,191	(556)	30,791
Repairs and maintenance	(404)	9,568	(319)	9,608
Advertising and promotion	(1,089)	10,048	(1,102)	10,387
Provision for credit losses	(37)	2,070	(62)	1,370
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,248)	23,041	(1,344)	20,426

Total operating expenses	(9,121)	239,241	(8,930)	232,335

OPERATING INCOME	(2,091)	154,789	(1,898)	146,516
Interest expense	1,985	(84,891)	1,843	(69,728)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(173)	(69,898)	(19)	(76,788)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery
on, assets and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	(279)	–	(74)	–
Net income attributable to noncontrolling interests	(279)	–	(74)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

2Q 2018 SUPPLEMENTAL	49

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE SIX MONTHS ENDED JUNE 30, 2018		FOR THE SIX MONTHS ENDED JUNE 30, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(15,102)	$453,692	$(13,805)	$435,794
Overage rent	(56)	47,843	(55)	41,857
Tenant reimbursements	(6,551)	211,049	(6,129)	205,806
Management fees and other revenues	–	–	–	–
Other income	(877)	78,047	(561)	65,002

Total revenue	(22,586)	790,631	(20,550)	748,459

EXPENSES:
Property operating	(3,913)	126,835	(3,329)	119,006
Depreciation and amortization	(7,955)	197,914	(7,273)	196,157
Real estate taxes	(1,187)	64,111	(1,157)	62,068
Repairs and maintenance	(799)	20,454	(500)	19,229
Advertising and promotion	(2,162)	21,432	(1,723)	20,840
Provision for credit losses	(100)	4,618	(115)	3,180
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(2,720)	45,348	(2,500)	39,582

Total operating expenses	(18,836)	480,712	(16,597)	460,062

OPERATING INCOME	(3,750)	309,919	(3,953)	288,397
Interest expense	3,804	(156,564)	4,054	(137,088)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(240)	(153,355)	69	(151,309)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery
on, assets and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	(186)	–	170	–
Net income attributable to noncontrolling interests	(186)	–	170	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

2Q 2018 SUPPLEMENTAL	50

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF JUNE 30, 2018		AS OF JUNE 30, 2017

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(399,737)	$10,764,013	$(380,426)	$10,580,751
Less - accumulated depreciation	(83,660)	3,133,251	(71,348)	2,944,962

	(316,077)	7,630,762	(309,078)	7,635,789
Cash and cash equivalents	(15,565)	445,157	(11,388)	391,047
Tenant receivables and accrued revenue, net	(6,672)	182,456	(6,429)	165,420
Investment in unconsolidated entities, at equity	(22,259)	(2,280,574)	(23,255)	(2,297,856)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(39,454)	246,835	(35,559)	205,150

Total assets	$(400,027)	$6,224,636	$(385,709)	$6,099,550

LIABILITIES:
Mortgages and unsecured indebtedness	$(160,519)	$7,175,646	$(159,572)	$6,888,972
Accounts payable, accrued expenses, intangibles, and deferred revenues	(16,598)	401,090	(15,057)	424,069
Cash distributions and losses in unconsolidated entities, at equity	–	(1,531,136)	–	(1,370,333)
Other liabilities	(46,814)	179,036	(47,975)	156,842

Total liabilities	(223,931)	6,224,636	(222,604)	6,099,550

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(172,464)	–	(158,842)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(3,632)	–	(4,263)	–

Total equity	(3,632)	–	(4,263)	–

Total liabilities and equity	$(400,027)	$6,224,636	$(385,709)	$6,099,550

2Q 2018 SUPPLEMENTAL	51